Exhibit 10.4

EXECUTION VERSION

CONSENT AND AMENDMENT NO. 3

TO SECOND LIEN CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 3 TO SECOND LIEN CREDIT AGREEMENT, dated as of October 31, 2019 (this “Amendment”), is by and among TELIGENT, INC., a Delaware corporation (the “Borrower”), its Subsidiaries signatory hereto, the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), ARES CAPITAL CORPORATION, a Maryland corporation (“ARCC”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). For purposes of this Amendment, all terms used herein which are not otherwise defined herein, including but not limited to those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Amended Credit Agreement (as defined below).

WHEREAS, the Administrative Agent, Lenders, Borrower and other Credit Parties have entered into financing arrangements pursuant to which the Lenders (or Administrative Agent on behalf of the Lenders) have made and may make Loans and provide other financial accommodations to Borrower as set forth in (i) the Second Lien Credit Agreement, dated as of December 13, 2018, as amended by that certain Amendment No. 1 to Second Lien Credit Agreement, dated as of February 8, 2019, as amended by that certain Amendment No. 2 to Second Lien Credit Agreement, dated as of July 18, 2019 and effective as of July 29, 2019 (as in effect prior to the effectiveness of this Amendment, the “Credit Agreement”, and as the same is further amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Administrative Agent, Lenders, Borrower and other Credit Parties and (ii) the other Credit Documents, including, without limitation, this Amendment;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that (i) the Borrower intends to issue and sell certain 7.0% / 8.0% PIK Convertible Senior Notes due 2023 (the “2023 PIK Convertible Notes”), (ii) certain Subsidiaries of the Borrower intend to guarantee the obligations of the Borrower in respect of the 2023 PIK Convertible Notes and (iii) the Borrower intends to exchange a portion of the 2023 Convertible Notes for a portion of the 2023 PIK Convertible Notes (collectively, the “2023 PIK Notes Transaction”);

WHEREAS, the Borrower has requested that (i) the Administrative Agent and the Lenders consent to the 2023 PIK Notes Transaction and (ii) amend certain provisions of the Credit Agreement, as provided more fully herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Consent. Subject to the conditions to effectiveness set forth in Section 4 hereof, and notwithstanding Sections 9.01, 9.09 and 9.16 of the Credit Agreement, the Administrative Agent and the Lenders signatory hereto hereby consent to: (i) the Borrower’s issuance and sale of the 2023 PIK

Convertible Notes and (ii) the guarantee of the Borrower’s obligations in respect of the 2023 PIK Convertible Notes by those Subsidiaries of the Borrower that are Credit Parties from time to time; provided, that no Subsidiary shall guarantee the Borrower’s obligations under the 2023 PIK Convertible Notes unless such Subsidiary is a Guarantor under the Credit Agreement.

Section 2. Amendments to the Credit Agreement. Subject to the conditions to effectiveness set forth in Section 4 hereof, and in reliance upon the representations and warranties made by the Credit Parties in Section 3 hereof, pursuant to Section 12.01 of the Credit Agreement and subject to the terms and conditions herein, the Credit Agreement is hereby amended as set forth below in this Section 2.

2.01.       Section 1.1 of the Credit Agreement is hereby amended:

(a)        by inserting the following new definitions in correct alphabetical order:

“‘2023 PIK Convertible Notes’ shall mean the Borrower’s 7.0% / 8.0% PIK Convertible Senior Notes due 2023.”

“‘Amendment No. 3 Effective Date’ shall mean October 31, 2019.”

(b)        by amending and restating the following definitions:

“‘2019 Convertible Notes Repurchase’ shall mean the Borrower’s repurchase, redemption or repayment at maturity of all or any portion of the 2019 Convertible Notes, whether by tender offer, open-market purchases or otherwise.”

“‘DDTL B Commitment Expiration Date’ shall mean October 31, 2019.”

“‘Fee Letter’ shall mean, collectively, the (i) Amended and Restated Fee Letter dated as of the Closing Date by and between the Borrower, the Administrative Agent and the First Lien Agent, as amended, restated, supplemented or otherwise modified from time to time and (ii) Amendment Fee Letter dated as of the Amendment No. 3 Effective Date by and between the Borrower, the Administrative Agent and the First Lien Agent, as amended, restated, supplemented or otherwise modified from time to time (the “Amendment Fee Letter”).”

“‘Maturity Date’ shall mean the date that is the earliest of (a) five (5) years and six (6) months after the Closing Date, or, if such date is not a Business Day, the next succeeding Business Day, (b) the date on which the Commitments are voluntarily terminated pursuant to the terms hereof, (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise), (d) the date that is 91 days prior to the maturity date of the 2023 Convertible Notes and (e) the date that is 91 days prior to the maturity date of the 2023 PIK Convertible Notes.”

“‘Term Loan’ shall mean the Initial Term Loan, Delayed Draw Term Loan A or Delayed Draw Term Loan B. For the avoidance of doubt, “Term Loan” shall include all interest and fees (including the Amendment PIK Fee (as defined in the Amendment Fee Letter)) that are paid in kind and added to the principal of the Term Loans.”

2.02       Section 2.01 of the Credit Agreement is hereby amended:

(a)          by adding the phrase, “Except in connection with a 2019 Convertible Notes Repurchase constituting a payment at maturity at par,”; and

(b)         by deleting the text of clause (e)(ii) in its entirety and substituting the following therefor:

“(ii)        Delayed Draw Term Loan B Conditions. No Lender with a DDTL B Commitment shall be obligated to fund any Delayed Draw Term Loan B after the DDTL B Commitment Expiration Date and unless each of the following conditions have been satisfied or waived in accordance with this Agreement (in addition to all other conditions to the funding of Delayed Draw Term Loan B set forth in this Agreement):”

2.03       Section 8.14 of the Credit Agreement is hereby amended by adding the following at the end of the first sentence thereof:

“unless such 2019 Convertible Notes Repurchase constitutes a payment at maturity, in which event no such condition shall apply”

2.04       Section 8.15 of the Credit Agreement is hereby amended by adding a new subsection (j) to read as follows:

“(j)         Within three (3) Business Days following any 2019 Convertible Notes Repurchase constituting payment at maturity (or such longer period as may be agreed by Administrative Agent in its sole discretion), Borrower shall have delivered to Administrative Agent a discharge from the trustee of the 2019 Convertible Notes evidencing such payment at maturity.”

2.05       Section 9.01 of the Credit Agreement is hereby amended by deleting the text of clause (b) in its entirety and substituting the following therefor:

               “(b) Indebtedness existing as of the Closing Date which is identified in Schedule 7.24 and which is not otherwise permitted by this Section 9.01, and, except with respect to any 2019 Convertible Notes, Permitted Refinancing Indebtedness thereof;”

2.06       Section 9.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” in subsection (m); (ii) replacing the period in subsection (n) with a semicolon and the word “and”; and (iii) adding a new subsection (o) to read as follows:

               “(o) Indebtedness of the Credit Parties in respect of the 2023 PIK Convertible Note.”

2.07       Section 9.06 of the Credit Agreement is hereby amended by deleting the text of clause (d) in its entirety and substituting the following therefor:

               “(d) conversion of the 2019 Convertible Notes, the 2023 Convertible Notes and the 2023 PIK Convertible Notes into equity interests of the Borrower in accordance with the terms thereof.”

2.08       Section 9.09 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) and replacing it with a comma; (ii) replacing the period in clause (d) with the word “and”; and (iii) adding a new clause (e) to read as follows:

               “(e) transactions solely among Credit Parties.”

2.09       Section 9.16 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety and substituting the following therefor:

“SECTION 9.16.            Voluntary Prepayments of Material Indebtedness; Scheduled Interest Payments on the 2023 PIK Convertible Notes.

(a)          No Credit Party shall make any voluntary prepayment of 2019 Convertible Notes unless such prepayment is funded from the proceeds of (w) the Term Loans funded on the Closing Date, (x) the DDTL A Facility, (y) the issuance of Capital Stock or (z) the proceeds of all or any portion of the 2023 PIK Convertible Notes.

(b)          No Credit Party shall make any voluntary prepayment of the 2023 Convertible Notes unless such prepayment is funded from the proceeds of the issuance of Capital Stock; provided that, in no event shall any exchange of 2023 Convertible Notes for 2023 PIK Convertible Notes be prohibited by operation of this Section 9.16(b).

(c)          Borrower shall not elect to make any payments of interest on the 2023 PIK Convertible Notes in cash if and to the extent that Borrower has the right to make such election pursuant to the indenture, promissory note or other agreements, instruments and documents governing the 2023 PIK Convertible Notes as in effect on the date hereof.

(d)          No Credit Party shall make any voluntary prepayment of the 2023 PIK Convertible Notes unless such prepayment is funded from the proceeds of the issuance of Capital Stock.”

Section 3. Representations and Warranties. Each Credit Party, jointly and severally, hereby represents and warrants to the Lenders and the Administrative Agent as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof:

3.01       No Default. At and as of the date of this Amendment and both prior to and after giving effect to this Amendment, no Default or Event of Default is continuing.

3.02      Representations and Warranties True and Correct. At and as of the date of this Amendment and both prior to and after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement and other Credit Documents is true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

3.03      Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute and deliver this Amendment and carry out the terms and provisions of this Amendment and the Amended Credit Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement. Each Credit Party has duly executed and delivered this Amendment, and this Amendment and the Amended Credit Agreement constitute the valid and binding agreements of such Credit Party enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

3.04      No Violation. The execution, delivery and performance by any Credit Party of this Amendment and the performance of the Amended Credit Agreement, and compliance with the terms and provisions thereof, will not (i) contravene any applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Permitted Liens and Liens created under the Credit Documents) pursuant to (A) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (B) any other Material Contracts Obligation, in the case of either clause (ii)(A) or (ii)(B), to which any Credit Party is a party or by which it or any of its property or assets is bound, or (iii) violate any provision of the Organization Documents of any Credit Party, except with respect to any conflict, breach or contravention or default (but not creation of Liens) referred to in clause (ii), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect.

Section 4. Conditions. This Amendment shall not become effective until each of the following conditions is satisfied (or waived by the Required Lenders):

4.01      The Administrative Agent shall have received counterparts of this Amendment duly executed by each Credit Party signatory hereto and each other relevant party to this Amendment;

4.02      The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

4.03      The Administrative Agent shall have received, for its own account, the fees, costs and expenses due and payable to it pursuant to Section 5.01 hereof and Section 12.05 of the Amended Credit Agreement (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented prior to the date hereof; and

4.04     The Administrative Agent shall have received counterparts of the Amendment Fee Letter executed by each Credit Party signatory thereto and each other relevant party thereto.

4.05     The Administrative Agent shall have received counterparts of the Consent and Amendment No. 1 to First Lien Credit Agreement duly executed by each Credit Party signatory thereto and each other relevant party thereto.

Section 5.           Miscellaneous.

5.01       Fees and Expenses. The Borrower agrees and acknowledges that all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, disbursements and other charges of one counsel, shall be paid by the Credit Parties to the Administrative Agent.

5.02       No Waiver or Modification. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any other Credit Document or constitute a course of conduct or dealing among the parties. The Administrative Agent and Lenders reserve all rights, privileges and remedies under the Credit Documents. Except as expressly amended hereby, the Credit Agreement and other Credit Documents remain unmodified and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.03       Credit Document. This Amendment shall constitute a Credit Document under and as defined in the Amended Credit Agreement. All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

5.04       Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AMENDMENT, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.05       Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

5.06      Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

5.07      Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders and their respective successors and assigns in accordance with the terms of the Credit Agreement.

5.08      Integration. This Amendment, the Amended Credit Agreement, and the other Credit Documents incorporate all negotiations of the parties hereto with respect to the subject matter hereof and thereof and are the final expression and agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof. This Amendment, the Amended Credit Agreement, and the other Credit Documents represent the agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof or thereof not expressly set forth or referred to herein or therein.

5.09     Reaffirmation. Each Credit Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Credit Document to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	TELIGENT, INC.

By:	/s/ Damian Finio
Name: Damian Finio
Title: Chief Financial Officer

GUARANTORS:	IGEN, INC.

By:	s/ Damian Finio
Name: Damian Finio
Title: Chief Financial Officer

TELIGENT PHARMA, INC.

By:	s/ Damian Finio
Name: Damian Finio
Title: Chief Financial Officer

[Signature Page to Amendment No. 3 to Second Lien Credit Agreement]

ADMINISTRATIVE AGENT AND A LENDER:	ARES CAPITAL CORPORATION,

a Maryland corporation

By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Second Lien Credit Agreement]

LENDERS:	ACF FINCO I LP,
a Delaware limited partnership

By:	/s/ Oleh Szczupak
Name: Oleh Szczupak
Title: Authorized Signatory

CION ARES DIVERSIFIED CREDIT FUND

By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P.,

By:	Ares Centre Street GP, Inc., as general partner

By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By:	Ares Capital Management LLC, its investment manager

By:	/s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Second Lien Credit Agreement]